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                                                                  EXHIBIT 11(a)

                     [LETTERHEAD OF DECHERT PRICE & RHOADS]


Board of Trustees
AIM Investment Securities Funds
Suite 1919
11 Greenway Plaza
Houston, Texas  77046

Gentlemen:

         We hereby consent to the reference to our name appearing under the caption "Investment Restrictions" in the Statement of Additional Information for the Class A shares, a class of the AIM Limited Maturity Treasury Fund, to be filed with the Securities and Exchange Commission in Post-Effective Amendment No. 10 to the registration statement of AIM Investment Securities Funds on Form N-1A.

         We further consent to the reference to our name appearing under the caption "Investment Program and Restrictions -- Investment Restrictions" in the Statement of Additional Information for the Institutional Class, a class of the AIM Limited Maturity Treasury Fund, to be filed with the Securities and Exchange Commission in Post-Effective Amendment No. 10 to the registration statement of AIM Investment Securities Funds on Form N-1A.

                                             Very truly yours,

                                             /s/ DECHERT PRICE & RHOADS